CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the reference to our  firm  under  the
caption  "Independent Auditors" and to the use  of  our
report  dated  September 30, 1996 for the Total  Return
Bond Fund in the Registration Statement (Form N-1A) and
related  Prospectus of the Frontegra Funds, Inc.  filed
with the Securities and Exchange Commission in this Pre-
Effective Amendment No. 1 to the Registration Statement
under the Securities Act of 1933 (Registration No.  33-
37305)  and in this Amendment No. 1 to the Registration
Statement  under  the Investment Company  Act  of  1940
(Registration No. 811-7685).


                             ERNST & YOUNG LLP

                             /s/ Ernst & Young LLP


Chicago, Illinois
October 7, 1996